UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2009 (October 5, 2009)

Mediware Information Systems, Inc.
(Exact name of registrant as specified in its charter)

New York	1-10768	11-2209324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S.Employer Identification No.)

11711 West 79th Street, Lenexa, KS	66214
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code     (913) 307-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On October 5, 2009, Mark Williams, the Company’s Chief Financial Officer, notified the Company’s Chief Executive Officer and Board of Directors of his intention to resign as Chief Financial Officer effective November 4, 2009.

(c)
Mr. Robert Watkins, 49, who has served as the Controller of the Company since October 2008, has agreed to serve effective November 5, 2009, as the Company’s principal financial and accounting officer as long as requested by the Company’s Chief Executive Officer.

Prior to joining Mediware in October 2008, Mr. Watkins, a CPA, held a number of financial positions at public companies, including as the Controller and Director of Financial Reporting at Titan Machinery Inc. from January 2005 through September 2008 and as the Controller of National Agriservices, Inc. from 2002 through January 2005.  Mr. Watkins earned his B.S. degree in Accounting from Saint John’s University in Collegeville, Minnesota.

(e)
Following delivery of notice of his resignation as described above, Mr. Mark Williams entered into a letter agreement with Mediware Information Systems, Inc. (the "Company" or "Mediware") effective as of November 5, 2009.  Under the terms of that agreement, Mr. Williams has agreed to provide consulting services to Mediware through the date the Company files its Form 10-Q for the Company’s fiscal quarter ended December 31, 2009.  As compensation for his consulting services, Mediware has agreed to pay Mr. Williams $30,000.  Mr. Williams is free under the letter agreement to engage in other employment or consulting activities while he is consulting with Mediware, but continues to be subject to the existing noncompetition and confidentiality obligations under his employment agreement.

The foregoing description of Mr. Williams’ letter agreement is qualified in its entirety by reference to the provisions of the letter agreement attached to this Current Report on Form 8-K as Exhibit 10.1.

The Company has also reached an oral agreement with Mr. Robert Watkins, the Company's Controller.  Under the agreement, Mr. Watkins has agreed to continue to serve as Controller and, effective November 5, 2009, to act as the Company’s principal accounting and financial officer as long as requested by Mediware’s Chief Executive Officer.  Mediware has agreed to pay Mr. Watkins an additional $10,000 for his additional services.  Mediware will pay Mr. Watkins $5,000 immediately and $5,000 when a permanent principal accounting and financial officer is appointed and begins serving while Mr. Watkins is still an employee of Mediware.  Mr. Watkins’ existing employment arrangements with the Company remain otherwise unaffected.

ITEM 7.01	Regulation FD Disclosure.

On October 9, 2009, the Company issued a press release announcing the resignation of Mark Williams as Chief Financial Officer of the Company. The press release is attached hereto as Exhibit 99.1. This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Letter agreement dated as of October 9, 2009 between Mediware Information Systems, Inc. and Mark Williams.

Exhibit 99.1	Press Release of Mediware Information Systems, Inc., dated October 9, 2009, announcing the resignation of Mark Williams as Chief Financial Officer of Mediware Information Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIWARE INFORMATION SYSTEMS, INC

Date: October 9, 2009	By:	/s/ T. Kelly Mann
T. Kelly Mann
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter agreement dated as of October 9, 2009 between Mediware Information Systems, Inc. and Mark Williams.

99.1	Press Release of Mediware Information Systems, Inc., dated October 9, 2009, announcing the resignation of Mark Williams as Chief Financial Officer of Mediware Information Systems, Inc.